UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008 (September 18, 2008)

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2008 we received a letter from the American Stock Exchange indicating that the low selling price of our common stock may not be suitable for auction market trading.  Over the last three months, the price per share of our common stock has ranged between $0.06 and $0.10.  The American Stock Exchange indicated in its letter that, in accordance with Section 1003(f)(v) of the Amex Company Guide, we must undertake a reverse split of our common stock.  We have a reasonable time from the date of the letter to affect the reverse split.  If we fail to affect the reverse split within a reasonable time after receiving the letter, the American Stock Exchange may consider suspending dealings in, or removing from the list, our common stock.  In that event, we would become subject to the procedures and requirements of Section 1009 of the Amex Company Guide, which could, among other things, result in the staff initiating delisting proceedings.

We intend to comply with the letter and to ask our shareholders to approve a reverse split of our common stock prior to December 31, 2008.

Item 9.01.

Financial Statements and Exhibits.

99

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  September 19, 2008

Exhibit 99

ABLEAUCTIONS TO UNDERTAKE REVERSE SPLIT OF ITS COMMON STOCK

OJAI, CALIFORNIA – September 19, 2008 – Ableauctions.com Inc. (AMEX:AAC) (the “Company”) announced today that it received a letter from the American Stock Exchange indicating that the low selling price of its common stock may not be suitable for auction market trading.  Over the last three months, the price per share of its common stock has ranged between $0.06 and $0.10.  The American Stock Exchange indicated in its letter that, in accordance with Section 1003(f)(v) of the Amex Company Guide, the Company must undertake a reverse split of its common stock.  The Company has a reasonable time from the date of the letter to affect the reverse split.  If it fails to affect the reverse split within a reasonable time after receiving the letter, the American Stock Exchange may consider suspending dealings in, or removing from the list, the Company’s common stock.  In that event, the Company would become subject to the procedures and requirements of Section 1009 of the Amex Company Guide, which could, among other things, result in the staff initiating delisting proceedings.  The Company intends to comply with the letter and to ask its shareholders to approve a reverse split of its common stock prior to December 31, 2008.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ableauctions.com

Vid Wadhwani

Tel: 604-521-3369

Email: investorrelations@ableauctions.com

Website: www.ableauctions.com

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release may contain forward-looking statements, including statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements."   Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties.  Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information or transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, loss of management personnel, an inability to obtain financing as and when we need it, competition from other on-line auction businesses, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in the filings make from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake to, and the Company specifically disclaims any obligation to, update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.  E.&O.E.